Designated Filer:	Atlas Capital Resources II LP
Issuer & Ticker Symbol:	Horizon Global Corporation (HZN)
Date of Event Requiring Statement:	December 4, 2019

JOINT FILERS’ SIGNATURES

Dated: December 6, 2019	Lapetus Capital II LLC

	By:	/s/ Timothy J. Fazio
	Name:	Timothy J. Fazio
	Title:	Vice President

Dated: December 6, 2019	Atlas Capital GP II LP
By: Atlas Capital Resources GP II LLC, its general partner

	By:	/s/ Timothy J. Fazio
	Name:	Timothy J. Fazio
	Title:	Managing Partner

Dated: December 6, 2019	Atlas Capital Resources GP II LLC

	By:	/s/ Timothy J. Fazio
	Name:	Timothy J. Fazio
	Title:	Managing Partner

Dated: December 6, 2019		/s/ Andrew M. Bursky
Andrew M. Bursky

Dated: December 6, 2019		/s/ Timothy J. Fazio
Timothy J. Fazio